Exhibit 99.1

FNBH BANCORP, INC.

Date Submitted: November 12, 2010	Contact:	Mark J. Huber
NASDAQ Symbol: FNHM		Senior Vice President and
Chief Financial Officer
(517) 545-2213

FNBH Bancorp, Inc. Announces

Third Quarter 2010 Results

Management of FNBH Bancorp, Inc., holding company of First National Bank in Howell, announced financial results for the quarter ended September 30, 2010, reporting a net loss of $682,000 compared to a net loss of $1,431,000 for the same period last year.  The Corporation reported a net loss for the nine months of $2,217,000 compared to a net loss of $14,138,000 for the same period in 2009.

President and CEO, Ronald Long, stated “Our third quarter results reflect continued signs of stabilization within our portfolio resulting from our proactive management of existing problem loans and a deceleration in the velocity of new problem credits experienced by the Bank.  We continue to explore work-out initiatives with struggling borrowers to remediate problem loans when in the best interest of the Bank.  We also remain cautiously optimistic that our four consecutive quarters of improved portfolio metrics are indicative of general stabilization in the local economy.  Our provision for loan losses totaled $1,200,000 in the third quarter of 2010 compared to $1,750,000 in the third quarter of 2009.”

At September 30, 2010, the loan loss reserve was 5.39% of loans compared to 5.55% at June 30, 2010 and 6.84% at September 30, 2009.  Nonperforming loans were $28.9 million at September 30, 2010, a decrease from $33.3 million reported at June 30, 2010, $38.7 million at March 31, 2010, $43.7 million at December 31, 2009 and $46.0 million reported at September 30, 2009.  Of the $28.9 million in nonperforming loans at September 30, 2010, $13.8 million were paying current in accordance with contractual terms.

Despite an improved net interest margin, earnings were negatively impacted by a decrease in net interest income of $384,000 in the third quarter of 2010 compared to the same period in 2009 resulting primarily from a decrease in earning assets.  The (tax equivalent) net interest margin for the nine months ended September 30, 2010 was 4.22% compared to 3.92% at September 30, 2009.   Average loan balances decreased $46.4 million in the first nine months of 2010 compared to the same period in 2009, and average interest bearing deposit balances decreased $52.2 million during this same period.  The nine month average rate on earning assets decreased to 5.17% at September 30, 2010 from 5.35% in 2009; partially offsetting this variance was a decrease in the average rate paid on deposits to 1.10% in 2010 from 1.68% in 2009.

Third quarter 2010 results benefited from non-interest expense reductions of $368,000 in salaries and employee benefits primarily due to lower staffing levels in 2010 and the cessation of retirement contributions beginning in 2010.  FDIC premiums decreased by $152,000 based on lower deposit levels in 2010 compared to the same period in 2009 and a retroactive premium adjustment recorded in the third quarter of 2009.  In addition, third quarter 2010 loan collection and foreclosed property expenses decreased $337,000 from the third quarter 2009 primarily due to a decrease in the level of newly identified problem loans and an accelerated recognition of property taxes on ORE properties in 2009.  Third quarter 2010 results included $82,000 of losses on the sale and valuation of other real estate compared to net gains of $132,000 recognized in the same prior year period.  For the three months ended September 30, 2010, a tax benefit of $69,000 was recognized to adjust the valuation allowance on previously recorded deferred taxes for which no adjustment was required in the same period of 2009.

At September 30, 2010, total assets were $309 million, a decrease of 10.7% from September 30, 2009.  Loans decreased to $241 million, a 15.1% decrease from September 30, 2009.  Cash and short term investments, certificates of deposit and investment securities totaled $62.5 million at September 30, 2010, a decrease of $4.1 million, or 6.1% compared with the prior year period.  Deposits decreased to $294 million, a 10.5% reduction from September 30, 2009.  Capital totaled $12.3 million at September 30, 2010, a decrease of 12.2% from September 30, 2009.

At September 30, 2010, the Bank’s total capital to risk-weighted assets ratio was 6.05% and the Tier One capital ratio was 3.90%.  These ratios are significantly below the minimum regulatory capital level requirements of 11.0% and 8.5% as imposed by the OCC under a Consent Order.

Long added, “We remain sharply focused on the Bank’s need to improve its capital ratios and maximize liquidity.  Yet, despite the positive impact of improved asset quality and reduced non-interest expense, our operating results continue to be burdened by efforts to constrain and reduce the size of our asset portfolios.  We fully expect that the Corporation’s earnings would improve if we are successful in our efforts to raise additional capital.”

First National Bank has been Livingston County’s community bank for over 100 years and has eight branches throughout the county.  The Company’s stock is traded on the NASDAQ Bulletin Board (FNHM) and can be purchased by calling Stifel, Nicolaus & Co., Inc. at (800) 676-0477, Howe Barnes Hoefer & Arnett, at (800) 800-4693, Monroe Securities Inc., at (800) 766-5560 or Hill, Thompson, Magid & Co., Inc. at (866) 291-6316.

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "will," "may," "should," "believe," "expect," "forecast," "anticipate," "estimate," "project," "intend," "likely," "optimistic," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to FNBH Bancorp, Inc.'s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements include future or projected financial and operating results, plans, projections, objectives, expectations, and intentions, including (but not limited to) statements about the possibility of further regulatory oversight or enforcement action, measures of future economic performance, and forecasts of credit losses or other asset quality trends. Such statements reflect the view of FNBH Bancorp, Inc.'s management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in FNBH Bancorp, Inc.'s plans, objectives, expectations and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, FNBH Bancorp, Inc.’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include the economic environment, the pace of any recovery in local real estate markets and the Michigan economy in general, the actions of federal regulatory authorities, the failure of assumptions underlying the establishment of and provision made to the allowance for loan losses, competition, products and pricing in business areas in which the Corporation operates, prevailing interest rates, changes in government regulations and policies affecting financial service companies, credit quality and credit risk management, acquisitions, and integration of acquired businesses. Important factors also include the Corporation’s ability to raise additional capital and the nature and scope of any additional regulatory oversight or enforcement actions that may be taken by the agencies that regulate the Corporation and its subsidiary bank. Forward-looking statements speak only as of the date they are made. FNBH Bancorp, Inc. does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, FNBH Bancorp, Inc. claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

FNBH Bancorp, Inc.

Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
Assets	2010	2009
Cash and due from banks	$38,491,991	$36,942,636
Short term investments	196,119	101,029
Total cash and cash equivalents	38,688,110	37,043,665

Investment securities:
Investment securities available for sale, at fair value	22,768,673	22,705,612
FHLBI and FRB stock, at cost	994,950	994,950
Total investment securities	23,763,623	23,700,562

Loans held for investment:
Commercial	207,013,589	235,937,243
Consumer	17,498,122	18,777,849
Real estate mortgage	16,931,812	19,330,658
Total loans held for investment	241,443,523	274,045,750
Less allowance for loan losses	(13,015,102)	(18,665,173)
Net loans held for investment	228,428,421	255,380,577
Premises and equipment, net	7,793,641	8,091,463
Other real estate owned, held for sale	7,419,480	3,777,119
Facilities held for sale, net	60,453	60,453
Accrued interest and other assets	2,627,596	4,336,526
Total assets	$308,781,324	$332,390,365

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Demand (non-interest bearing)	$64,441,400	$65,643,739
NOW	49,798,992	50,642,881
Savings and money market	68,015,049	72,297,919
Time deposits	108,849,275	121,200,201
Brokered certificates of deposit	3,354,121	5,410,951
Total deposits	294,458,837	315,195,691
Other borrowings	-	413,970
Accrued interest, taxes, and other liabilities	2,011,647	2,404,440
Total liabilities	296,470,484	318,014,101

Shareholders' Equity
Preferred stock, no par value. Authorized 30,000 shares; no shares issued and outstanding	-	-
Common stock, no par value. Authorized 7,000,000 shares at September 30, 2010 and December 31, 2009; 3,165,392 shares issued and outstanding at September 30, 2010 and 3,149,850 shares issued and outstanding at December 31, 2009	6,931,360	6,738,128
Retained earnings	4,423,812	6,641,060
Deferred directors' compensation	708,371	885,919
Accumulated other comprehensive income	247,297	111,157
Total shareholders' equity	12,310,840	14,376,264
Total liabilities and shareholders' equity	$308,781,324	$332,390,365

FNBH Bancorp, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended September 30		Nine months ended September 30
	2010	2009	2010	2009
Interest and dividend income:
Interest and fees on loans	$3,220,073	$3,939,604	$9,956,366	$12,393,430
Interest and dividends on investment securities:
U.S. Treasury, agency securities and CMOs	183,903	257,366	590,264	973,671
Obligations of states and political subdivisions	68,063	97,989	211,021	365,467
Other securities	3,555	7,703	14,364	23,864
Interest on certificates of deposit	-	46,539	-	146,543
Interest on short term investments	92	141	324	14,397
Total interest and dividend income	3,475,686	4,349,342	10,772,339	13,917,372

Interest expense:
Interest on deposits	614,012	1,095,866	1,981,698	3,686,125
Interest on other borrowings	-	7,712	1,174	57,686
Total interest expense	614,012	1,103,578	1,982,872	3,743,811

Net interest income	2,861,674	3,245,764	8,789,467	10,173,561
Provision for loan losses	1,200,000	1,750,000	3,600,000	14,646,853
Net interest income (deficiency) after provision for loan losses	1,661,674	1,495,764	5,189,467	(4,473,292)

Noninterest income:
Service charges and other fee income	728,172	845,391	2,283,066	2,386,409
Trust income	57,274	90,966	186,664	258,832
Gain on available for sale securities	-	15,605	-	92,109
Other	2,496	2,500	2,361	4,618
Total noninterest income	787,942	954,462	2,472,091	2,741,968

Noninterest expense:
Salaries and employee benefits	1,223,452	1,591,165	3,929,357	5,018,516
Net occupancy expense	279,557	264,991	819,478	851,959
Equipment expense	79,447	93,154	253,180	289,350
Professional and service fees	454,647	532,233	1,282,352	1,571,441
Printing and supplies	33,290	44,314	107,068	139,219
Computer service fees	109,301	112,012	343,066	337,823
Amortization expense	64,422	66,584	194,750	201,081
Director fees	15,375	14,400	48,450	58,442
FDIC assessment fees	358,099	510,398	1,074,953	1,290,293
Insurance	182,743	151,727	526,765	358,320
Loan collection and foreclosed property expenses	139,120	475,760	570,500	759,119
Net loss on sale/writedown of OREO and repossessions	81,687	(131,662)	254,450	462,867
Other	179,594	156,355	544,570	600,843
Total noninterest expense	3,200,734	3,881,431	9,948,939	11,939,273

Loss before federal income taxes	(751,118)	(1,431,205)	(2,287,381)	(13,670,597)

Federal income tax expense (benefit)	(69,359)	-	(70,133)	467,486
Net loss	$(681,759)	$(1,431,205)	$(2,217,248)	$(14,138,083)

Per share statistics:
Basic and Diluted EPS	$(0.21)	$(0.45)	$(0.69)	$(4.47)
Dividends	$-	$-	$-	$-
Basic average shares outstanding	3,193,565	3,175,252	3,191,644	3,164,347
Diluted average shares outstanding	3,193,565	3,175,252	3,191,644	3,164,347